DIME COMMUNITY CAPITAL TRUST I

                            OFFER FOR ALL OUTSTANDING
                        7.0% CAPITAL SECURITIES, SERIES A
                                 IN EXCHANGE FOR
                        7.0% CAPITAL SECURITIES, SERIES B



To:      Brokers, Dealers, Commercial Banks,
         Trust Companies and Other Nominees:

         Dime Community Capital Trust I (the "Trust") is offering, upon and subject to the terms and conditions set forth in a prospectus dated __________, 2004 (as the same maybe amended or supplemented from time to time, the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 7.0% Capital Securities, Series B (the "Exchange Capital Securities") for any and all of its outstanding 7.0% Capital Securities, Series A (the "Original Capital Securities). The Exchange Offer is being made in order to satisfy certain obligations of the Trust and Dime Community Bancshares, Inc. ("Dime Community") contained in the registration rights agreement dated March 12, 2004, among the Trust, Dime Community and the initial purchaser referred to therein.

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         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON OCTOBER 11, 2004, OR ON SUCH LATER DATE OR TIME TO WHICH DIME COMMUNITY OR THE TRUST MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). THE ORIGINAL CAPITAL SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
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         We are requesting that you contact your clients for whom you hold
Original Capital Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Capital Securities registered in your name or in the name of your nominee, or who hold Original Capital Securities registered in their own names, we are enclosing the following documents:

              1. The Prospectus dated __________, 2004;

              2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

              3. A Notice of Guaranteed Delivery to be used if certificates for Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book entry transfer cannot be completed on a timely basis;

              4. A form of letter which may be sent to your clients for whose account you hold Original Capital Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer, and

              5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         To participate in the Exchange Offer, your clients must tender by having you execute for them a book-entry transfer of tendered Original Capital Securities into the account of Wilmington Trust Company, as Exchange Agent, at The Depository Trust Company ("DTC") using DTC's Automated Tender Offer Program. Your clients may also tender by having certificates representing the Original Capital Securities, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents delivered to such Exchange Agent. The Letter of Transmittal and the Prospectus should be consulted for complete instructions and information about participation in the Exchange Offer.

         If holders of Original Capital Securities wish to tender, but it is impracticable for them to forward their certificates for Original Capital Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Procedures for Tendering Original Capital Securities -- Guaranteed Delivery."

         The Trust will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Capital Securities held by them as nominee or in a fiduciary capacity. The Trust will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Capital Securities pursuant to the Exchange Offer except as set forth in Instruction 13 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials, should be directed to Wilmington Trust Company, the Exchange Agent for the Original Capital Securities, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,


                                          DIME COMMUNITY CAPITAL TRUST I



         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE TRUST OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures